UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 420-2600

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2009, El Paso Pipeline Holding Company, L.L.C. appointed Mr. John R. Sult to serve on the board of directors (the “Board of Directors”) of El Paso Pipeline GP Company, L.L.C., the general partner (the “General Partner”) of El Paso Pipeline Partners, L.P., to be effective immediately.  The Board of Directors did not name, and is not expected to name, Mr. Sult to any committees of the Board of Directors.  Mr. Sult currently serves as the Senior Vice President, Chief Financial Officer and Controller of the General Partner and as the Senior Vice President and Controller of El Paso Corporation.  As such, he will not receive any additional compensation for his service as a director of the General Partner.

There is no arrangement or understanding between Mr. Sult and any other persons pursuant to which Mr. Sult was elected as a director.  There are no material relationships or transactions between Mr. Sult and El Paso Pipeline Partners, L.P., the General Partner or any other person that would require disclosure pursuant to Rule 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

Dated:  June 24, 2009